   As filed with the Securities and Exchange Commission on February 4, 2002

                                                   Registration No. 333-____

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 -------------
                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                                 -------------
                           COOPER CAMERON CORPORATION
             (Exact name of registrant as specified in its charter)

            Delaware                                          76-0451843
  (State or other jurisdiction of                          (I.R.S. Employer
   incorporation or organization)                         Identification No.)

 1333 West Loop South, Suite 1700
       Houston, Texas                                            77027
(Address of Principal Executive Offices)                      (Zip Code)

                     COOPER CAMERON CORPORATION BROAD BASED
                              2000 INCENTIVE PLAN
                            (Full title of the plan)

                               William C. Lemmer
                 Vice President, General Counsel and Secretary
                           Cooper Cameron Corporation
                        1333 West Loop South, Suite 1700
                              Houston, Texas 77027
                    (Name and address of agent for service)

                                 (713) 513-3300
         (Telephone number, including area code, of agent for service)
                                 -------------

                        CALCULATION OF REGISTRATION FEE

================================================================================================
                                                 Proposed        Proposed
                                                 Maximum          Maximum
                                   Amount        Offering        Aggregate       Amount of
Title of Securities                 to be       Price Per        Offering       Registration
to be Registered (1)             Registered      Share(2)        Price(3)           Fee
------------------------------------------------------------------------------------------------
    Common Stock, par value      700,000 (4)     $39.525       $27,667,500         $2,545.41
    $.01 per share
================================================================================================


(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1934, this registration statement also covers an indeterminate number of additional shares that may be necessary to adjust the number of shares reserved for issuance under the Cooper Cameron Corporation Broad Based 2000 Incentive Plan as a result of any future stock split, stock dividend or similar adjustment of the outstanding Common Stock.
(2) Estimated based on the reported New York Stock Exchange composite transactions high and low prices on January 29, 2002, which is within 5 business days prior to the date of filing of this registration statement.
(3)  Estimated solely for the purpose of calculating the filing fee.
(4) Each share of Common Stock offered hereby includes one purchase right issuable under the Cooper Cameron Corporation Rights Plan, which is exercisable upon the occurrence of certain specified events.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     This registration statement is being filed, in accordance with General Instruction E to Form S-8, to register 700,000 additional shares of common stock of Cooper Cameron Corporation, which have been reserved for issuance under the Cooper Cameron Corporation Broad Based 2000 Incentive Plan. A total of 1,300,000 shares of the common stock reserved under the Plan have previously been registered and the contents of the registrant's Form S-8 Registration Statements (Nos. 333-46638 and 333-61820) relating to the same employee benefit plan are incorporated by reference in this registration statement.


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents, which have been filed with the Securities and Exchange Commission (the "SEC") by Cooper Cameron Corporation ("Cooper Cameron" or the "Company"), are incorporated herein by reference and made a part hereof:

     (a) Annual Report on Form 10-K for the year ended December 31, 2000.

     (b) Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001.

     All reports subsequently filed by the Company and the Plan pursuant to Sections 13, 14 and 15 (d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The consolidated financial statements of Cooper Cameron incorporated by reference in Cooper Cameron's Annual Report (Form 10-K) for the year ended December 31, 2000, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated by reference therein and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

     The opinion as to the legality of the securities registered hereunder is being given by William C. Lemmer, Vice President, General Counsel and Secretary of the Company. Mr. Lemmer is not eligible to participate in the Cooper Cameron Corporation Broad Based 2000 Incentive Plan.

ITEM 8.  EXHIBITS

4.1  First Amended and Restated Bylaws of Cooper Cameron Corporation, filed as
     Exhibit 3.2 to the Annual Report on Form 10-K for 1996 of Cooper Cameron Corporation filed with the Securities and Exchange Commission on March 26, 1997, and incorporated herein by reference.

4.2 Amended and Restated Certificate of Incorporation of Cooper Cameron Corporation, dated June 30, 1995, filed as Exhibit 4.2 to the Registration Statement on Form S-8 of Cooper Cameron Corporation (Commission File No. 33-94948), and incorporated herein by reference.

4.3 Certificate of Amendment of Amended and Restated Certificate of Incorporation of Cooper Cameron Corporation, dated May 19, 1998, filed as
     Exhibit 4.3 to the Registration Statement on Form S-8 of Cooper Cameron Corporation, dated May 26, 1998 (Commission File No. 333-53545), and incorporated herein by reference.

4.4 Amended and Restated Credit Agreement, dated as of March 20, 1997, among Cooper Cameron Corporation and certain of its subsidiaries and the banks named therein and First National Bank of Chicago, as agent, filed as
     Exhibit 10.21 to the Annual Report on Form 10-K for the fiscal year ended December 31, 1996, and incorporated herein by reference.

4.5 First Amendment to Rights Agreement between Cooper Cameron Corporation and First Chicago Trust Company of New York, as Rights Agent, dated November 1, 1997, filed as Exhibit 4.2 to the Annual Report on Form 10-K for the fiscal year ended December 31, 1997, and incorporated herein by reference.

4.6  Cooper Cameron Corporation Broad Based 2000 Incentive Plan, filed as
     Exhibit 4.6 to the Registration Statement on Form S-8 filed with the SEC on September 26, 2000 (File No. 333- 46638) and incorporated herein by reference.

4.7 First Amendment to the Cooper Cameron Corporation Broad Based 2000 Incentive Plan, filed as Exhibit 4.7 to the Registration Statement on Form S-8 filed with the SEC on May 29, 2001 (File No. 333-61820) and incorporated herein by reference.

4.8 Second Amendment to the Cooper Cameron Corporation Broad Based 2000 Incentive Plan.

4.9 Third Amendment to the Cooper Cameron Corporation Broad Based 2000 Incentive Plan.

4.10 Amendment No. 2 to the Amended and Restated Credit Agreement, among Cooper Cameron Corporation and certain of its subsidiaries and the banks named herein and First National Bank of Chicago, as agent, dated as of July 21, 1999, filed as Exhibit 10.28 to the Annual Report on Form 10-K for 2000 of Cooper Cameron Corporation, and incorporated herein by reference.

5.1 Opinion and Consent of William C. Lemmer, Vice President, General Counsel and Secretary of the Company.

23.1  Consent of William C. Lemmer (contained in his opinion filed as Exhibit
      5.1 hereto.)

23.2  Consent of Independent Auditors.

24.1 Powers of Attorney from members of Cooper Cameron Corporation's Board of Directors.

24.2 Certified copy of resolution authorizing signatures pursuant to Power of Attorney.

                                   SIGNATURES

     THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on the 29th day of January, 2002.

                                    COOPER CAMERON CORPORATION
                                    (Registrant)


                                    /s/ Thomas R. Hix
                                    -----------------------------------
                                    By:  Thomas R. Hix
                                         Senior Vice President and
                                         Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on January 29, 2002:



     Signature                            Title
     ---------                            -----

/s/ Sheldon R. Erikson
______________________________________    Director, Chairman, President &
Sheldon R. Erikson                        Chief Executive Officer (principal
                                          executive officer)
/s/ Thomas R. Hix
______________________________________    Senior Vice President & Chief
Thomas R. Hix                             Financial Officer
                                          (principal financial officer)

/s/ Charles M. Sledge
______________________________________    Vice President & Controller
Charles M. Sledge                         (principal accounting officer)

Nathan M. Avery *                         Director

C. Baker Cunningham*                      Director

Grant A. Dove*                            Director

Lamar Norsworthy*                         Director

Michael E. Patrick*                       Director

David Ross*                               Director

     THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston and State of Texas on the 29th day of January, 2002.


                                    COOPER CAMERON CORPORATION
                                    BROADBASED 2000 INCENTIVE PLAN

                                    ADMINISTRATIVE COMMITTEE

                                    /s/ Thomas R. Hix
                                   ______________________________________
                                   By:  Thomas R. Hix, Chairman

      /s/ William C. Lemmer
*By:_________________________
      William C. Lemmer
      Attorney-in-fact

                                 EXHIBIT INDEX

Exhibit                                                                             Sequential
Number                            Description                                         Page No.
----------------------------------------------------------------------------------------------
4.1  First Amended and Restated Bylaws of Cooper Cameron Corporation, filed as
     Exhibit 3.2 to the Annual Report on Form 10-K  for 1996 of Cooper Cameron
     Corporation filed with the Securities and Exchange Commission on March 26,
     1997, and incorporated herein by reference.

4.2  Amended and Restated Certificate of Incorporation of Cooper Cameron
     Corporation, dated June 30, 1995, filed as Exhibit 4.2 to the Registration
     Statement on Form S-8 of Cooper Cameron Corporation (Commission File No.
     33-94948), and incorporated herein by reference.

4.3  Certificate of Amendment of Amended and Restated Certificate of
     Incorporation of Cooper Cameron Corporation, dated May 19, 1998, filed as
     Exhibit 4.3 to the Registration Statement on Form S-8 of Cooper Cameron
     Corporation, dated May 26, 1998 (Commission File No. 333-53545), and incorporated herein by reference.

4.4  Amended and Restated Credit Agreement, dated as of March 20, 1997, among
     Cooper Cameron Corporation and certain of its subsidiaries and the banks named therein and First National Bank of Chicago, as agent, filed as
     Exhibit 10.21 to the Annual Report on Form 10-K for the fiscal year ended
     December 31, 1996, and incorporated herein by reference.

4.5  First Amendment to Rights Agreement between Cooper Cameron Corporation and
     First Chicago Trust Company of New York, as Rights Agent, dated November 1,
     1997, filed as Exhibit 4.2 to the Annual Report on Form 10-K for the fiscal year ended December 31, 1997, and incorporated herein by reference.

4.6  Cooper Cameron Corporation Broadbased 2000 Incentive Plan, filed as Exhibit
     4.6 to the Registration Statement on Form S-8 filed with the SEC on May 26,
     2000 (File No. 333-46638) and incorporated herein by reference.

4.7  First Amendment to the Cooper Cameron Corporation Broadbased 2000 Incentive
     Plan, filed as Exhibit 4.7 to the Registration Statement on Form S-8 filed with the SEC on May 29, 2001 (File No. 333-61820) and incorporated herein by reference.

4.8  Second Amendment to the Cooper Cameron Corporation Broadbased 2000
     Incentive Plan.

4.9  Third Amendment to the Cooper Cameron Corporation Broadbased 2000 Incentive
     Plan.

4.10  Amendment No. 2 to the Amended and Restated Credit Agreement, among Cooper
      Cameron Corporation and certain of its subsidiaries and the banks named herein and First National Bank of Chicago, as agent, dated as of July 21, 1999, filed as Exhibit 10.28 to the Annual Report on Form 10-K for 2000 of
      Cooper Cameron Corporation, and incorporated herein by reference.

5.1 Opinion and Consent of William C. Lemmer, Vice President, General Counsel and Secretary of the Company.

23.1 Consent of William C. Lemmer (contained in his opinion filed as Exhibit 5.1 hereto.)

23.2 Consent of Independent Auditors.

24.1 Powers of Attorney from members of Cooper Cameron Corporation's Board of Directors.

24.2 Certified copy of resolutions authorizing signatures pursuant to Power of Attorney.